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                                                                      Exhibit 21


                          SUBSIDIARIES OF REGISTRANT

Set forth below is a list of subsidiaries of Wheelabrator Technologies Inc. as of December 31, 1996. Each subsidiary is organized under the laws of the jurisdiction indicated in the parenthesis following its name.

Resco Holdings Inc. (Delaware)
Pullman Chimney of Canada Ltd. (Canada)
Pullman Power Products Corporation (Delaware)
Pullman Power Products International Corporation (Delaware)
Pullman Power Products of Ohio, Inc. (Ohio)
Pullman Torkelson Utility Fuels Company (Delaware)
Swindell-Dressler Energy Supply Company (Delaware)
Swindell-Dressler Leasing Company (Delaware)
Wheelabrator Air Pollution Control Inc. (Delaware)
Wheelabrator Water Technologies Inc. (Maryland)
EnviroLand, Incorporated (Michigan)
IPS Rochester Inc. (Delaware)
Soaring Vista Properties, Inc. (Maryland)
Wheelabrator Clean Water New Jersey Inc. (Delaware)
Wheelabrator Cobb Inc. (Delaware)
Enviro-Gro Technologies, Inc. (New York)
NYOFCO Holdings Inc. (Delaware)
Enviro-Gro Technologies II, Inc. (New York)
Wheelabrator Mexicana, S.A. de C.V. (Mexico)
Wheelabrator Servicios Ambientales, S.A. de C.V. (Mexico)
Coplata S.A. de C.V. (Mexico)
Wheelabrator Canada Inc. (Ontario)
Wheelabrator EOS Inc. (Delaware)
Wheelabrator EOS of Ohio Inc. (Delaware)
Wheelabrator EOS Canada Inc. (Ontario)
Wheelabrator Water Technologies Canada Inc. (Ontario)
Wheelabrator Cleanfuel Corporation (Delaware)
Wheelabrator Coal Refinery Inc. (Delaware)
ICRC Company (Delaware)
International Coal Refinery Inc. (Delaware)
Wheelabrator Energy Leasing Company (Delaware)
Wheelabrator Environmental Systems Inc. (Delaware)
Bensalem Power Company (Pennsylvania)
NH/VT Energy Recovery Corporation (New Hampshire)
North Broward Holdings Inc. (Delaware)
Wheelabrator North Broward Inc. (Delaware)
North Broward County Resource Recovery Project, Inc. (Florida)
Riley Energy Systems of Lisbon Corporation (Delaware)


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Riley Energy Systems of Lisbon Connecticut Corp. (Connecticut)
SES Brooklyn Inc. (Delaware)
SES Brooklyn Navy Yard Inc. (Delaware)
SES Connecticut Inc.(Delaware)
Massachusetts Refusetech, Inc. (Delaware)
SES Seattle Inc.(Delaware)
Signal Capital Sherman Station Inc. (Delaware)
Signal RESCO, Inc. (Delaware)
South Broward Holdings Inc. (Delaware)
Wheelabrator South Broward Inc. (Delaware)
South Broward County Resource Recovery Project, Inc. (Florida)
WESI Baltimore Inc. (Delaware)
WESI Capital Inc. (Delaware)
WESI Peekskill Inc. (Delaware)
WESI Westchester Inc. (Delaware)
Wheelabrator Cedar Creek Inc. (Delaware)
Wheelabrator Concord Inc. (Delaware)
Wheelabrator Connecticut Inc. (Delaware)
Wheelabrator Culm Services Inc. (Delaware)
Wheelabrator Energy Systems Inc. (Delaware)
Wheelabrator Epping Inc. (Delaware)
Wheelabrator Falls Inc. (Delaware)
Wheelabrator Frackville Energy Company Inc. (Delaware)
Wheelabrator Frackville Properties Inc. (Delaware)
Wheelabrator Fuel Services Inc. (Delaware)
Wheelabrator Gloucester Inc. (Delaware)
Wheelabrator Hudson Energy Company Inc. (Delaware)
Wheelabrator Lassen Inc. (Delaware)
Wheelabrator McKay Bay Inc. (Florida)
Wheelabrator Martell Inc. (Delaware)
Wheelabrator Mecklenburg Inc. (Delaware)
Wheelabrator Millbury Inc. (Delaware)
Wheelabrator NHC Inc. (Delaware)
Wheelabrator Norwalk Energy Company Inc. (Delaware)
Wheelabrator New Hampshire Inc. (Delaware)
Wheelabrator New Jersey Inc. (Delaware)
Wheelabrator North Shore Inc. (Delaware)
Wheelabrator Penacook Inc. (Delaware)
Wheelabrator Pinellas Inc. (Delaware)
Wheelabrator Plant Services Inc. (Delaware)
Wheelabrator Polk Inc. (Delaware)
Wheelabrator Power Marketing Inc (Delaware)
Wheelabrator Putnam Inc. (Delaware)
Wheelabrator Ridge Energy Inc. (Delaware)
Wheelabrator San Diego Inc. (Delaware)
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Wheelabrator Saugus Inc. (Delaware)
Wheelabrator Shasta Energy Company Inc. (Delaware)
Wheelabrator Sherman Station One Inc. (Delaware)
Wheelabrator Sherman Station Two Inc. (Delaware)
Wheelabrator Shrewsbury Inc. (Delaware)
Wheelabrator Spokane Inc. (Delaware)
Wheelabrator Tidewater Inc. (Delaware)
Wheelabrator Fuels Service Corporation (Delaware)
Wheelabrator Coal Services Company (Delaware)
Wheelabrator Land Resources Inc. (Delaware)
Wheelabrator Utility Services Inc. (Delaware)
WTI International Energy Inc. (Delaware)
WTI China One Inc. (Delaware)
WTI China Two Inc. (Delaware)
WTI China Holdings I Inc. (Cayman Islands)
WTI Taicang LLC (Cayman Islands)
WTI Xuzhou LLC (Cayman Islands)
WTI Yingkou LLC (Cayman Islands)
WTI China Holdings II Inc. (Cayman Islands)
Wheelabrator Guam Inc. (Delaware)
WTI Rust Holdings Inc. (Delaware)
Signal Own-And-Operate Inc. (Delaware)
WTI International Holdings Inc. (Delaware)
Wheelabrator Technologies/Rust International Charitable Foundation Inc.
 (Delaware)
SES Bridgeport L.L.C. (Delaware)
Wheelabrator Baltimore L.L.C. (Delaware)
Wheelabrator EOS of Wilmington L.L.C. (Delaware)
Wheelabrator Water Technologies Baltimore L.L.C. (Maryland)
Baltimore Refuse Energy Systems Company, Limited Partnership (Maryland) Bridgeport Resco Company, L.P. (Delaware)
WTI China I Limited Partnership (Delaware)
Refuse Energy Systems Company, J.V. (Massachusetts)
SES Brooklyn Company, L.P. (Delaware)
Westchester Resco Company, L.P. (Delaware)
Wheelabrator Claremont Company, L.P. (Delaware)
Wheelabrator Concord Company, L.P. (Delaware)
Wheelabrator Gloucester Company, L.P. (New Jersey)
Wheelabrator Sherman Energy Company, G.P. (Maine)
Ridge Generating Station Limited Partnership (Florida)
New York Organic Fertilizer Company (New York)